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                                                                   EXHIBIT 99.02

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES
                          OPERATING SEGMENT INFORMATION

            PERCENTAGE GROWTH IN SALES VOLUME COMPARED TO PRIOR YEAR

                                                                      THIRD QUARTER 2002
                                                                   ---------------------------
                                                                   EXTERNAL      INCLUDING
                                                                    VOLUME     INTERDIVISIONAL
                                                                   --------    ---------------
Eastman Division Segments:
    Coatings, Adhesives, Specialty Polymers, and Inks                (4)%           (4)%
    Performance Chemicals and Intermediates                           7%            63%
    Specialty Plastics                                                7%            27%
                                                                     --            ---
      Total                                                           2%            29%
                                                                     ==            ===

Voridian Division Segments:
    Polymers                                                          9%            15%
    Fibers                                                           15%           140%
                                                                     --            ---
      Total                                                          10%            35%
                                                                     ==             ==

Total Eastman Chemical Company                                        5%
                                                                     ==

Regional Sales Volume Growth
    United States and Canada                                          3%
    Europe, Middle East, and Africa                                   0%
    Asia Pacific                                                     17%
    Latin America                                                    21%

                                                                   FIRST NINE MONTHS, 2002
                                                                ----------------------------
                                                                  EXTERNAL      INCLUDING
                                                                   VOLUME     INTERDIVISIONAL
                                                                ------------  --------------
Eastman Division Segments:
    Coatings, Adhesives, Specialty Polymers, and Inks*                9%             9%
    Performance Chemicals and Intermediates                           9%            67%
    Specialty Plastics                                               (2)%           17%
                                                                     --             --
      Total **                                                        8%            36%
                                                                     ==             ==

Voridian Division Segments:
    Polymers                                                          9%            14%
    Fibers                                                           16%           135%
                                                                     --             --
      Total                                                          10%            34%
                                                                     ==             ==

Total Eastman Chemical Company***                                     9%
                                                                     ==

Regional Sales Volume Growth
    United States and Canada                                          6%
    Europe, Middle East, and Africa                                   7%
    Asia Pacific                                                     24%
    Latin America                                                    18%

--------------------------

*    External volume growth excluding Hercules Businesses acquisition:  1%
**   External volume growth excluding Hercules Businesses acquisition:  5%
***  External volume growth excluding Hercules Businesses acquisition:  7%


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